AGREEMENT

            This Agreement is entered into on the 01 day of June, 1997.

                                 by and among

SEPARATOR LTD., a corporation organized and existing under the laws of Israel (the "Company")

                                      and

EUROTECH LTD., a corporation organized and existing under the laws of California ("Eurotech")

                                      and

The Incubator for Technological Entrepreneurship - Kiryat Weizmann Ltd. (the "Incubator")

WHEREAS, the Company was incorporated in Israel with liability under registered number 51-245732-6 and has at the date hereof an authorized share capital of NIS 32,700 divided into 32,700 Ordinary Shares of NIS 1 each (the "Ordinary Shares"), of which 1000 Ordinary Shares have been allotted and issued; and

WHEREAS, the Incubator is the registered holder of 400 Ordinary Shares; and

WHEREAS, the Incubator has agreed to transfer a total of 200 (Two Hundred) Ordinary Shares to Eurotech against its contribution to the capital of the Company in the total amount of $60,000 (US Dollars Sixty Thousand) (the "Contribution"); and

WHEREAS, the Company is in need of the Contribution, and it is being contributed by Eurotech, in order to enable the Company to continue the performance of its research and development.

NOW THEREFORE, the parties agree as follows:

1.    CLOSING

      The consummation of the transactions contemplated by this Agreement (the "Closing") shall be effected at Baratz & Co. Law Offices, at 8 Shaul Hamelech Street, Tel-Aviv, Israel, on ____________, 1997 at _____________,
      or at any other time or place as Eurotech, the Company and the Incubator mutually agree in writing (the "Closing Date").

2.    PAYMENT OF THE CONTRIBUTION

      The Contribution shall be paid by Eurotech to the Company in four equal installments of $15,000 (US Dollars Fifteen Thousand) each, as follows:

      2.1. The first installment shall be paid at the Closing Date (the "First Installment")

      2.2. The second installment shall be paid no later than August 1, 1997.

      2.3. The third installment shall be paid no later than February 1, 1998 (the "Third Installment").

      2.4. The fourth installment shall be paid no later than August 1, 1998.

3.    TRANSFER OF SHARES

      3.1. Subject to the terms and conditions hereof, the Incubator will transfer to Eurotech 200 (Two Hundred) Ordinary Shares that represent 20% (twenty percent) of the issued and outstanding share capital of the Company (the "Shares"). The Shares shall be transferred to Eurotech in two stages as follows:

               3.1.1. 100 (One Hundred) Ordinary Shares shall be transferred by the Incubator to Eurotech at the Closing Date against payment by Eurotech to the Company of the First Installment.

               3.1.2. An additional 100 (One Hundred) Ordinary Shares shall be transferred by the Incubator to Eurotech on February 1, 1998 against payment by Eurotech to the Company of the Third Installment.

      3.2. The Contribution shall be paid by certified check or wire transfer of immediately available funds into the bank account designated in writing by the Company.

      3.3. The Company and the Incubator hereby agree that they will promptly record such transfer of Shares to Eurotech with the Registrar of Companies. The Company and the Incubator will also take all action necessary and will cooperate with Eurotech in order to obtain written verification from the Bank of Israel (or an authorized dealer bank) that the Shares have been purchased with foreign currency.



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

      3.4.     At the Closing, the following shall occur:

               3.4.1. Eurotech shall pay the First Installment to the Company;

               3.4.2. The Incubator shall deliver to Eurotech a Deed of Transfer with respect to 100 (one hundred) Ordinary Shares.

      3.5. Notwithstanding the provisions of Paragraph 3.4 hereinabove, the obligation of the parties with respect to the payment of the Contribution and the transfer of Shares shall be subject to the fulfillment of the following conditions at the Closing, which the parties agree to use their best efforts to fulfill:

               3.5.1. The Company shall have furnished Eurotech with a certified copy of a resolution or resolutions duly adopted by the Board of Directors of the Company and the Incubator approving this Agreement and authorizing its execution and delivery and the transfer of the Shares (subject to payment of the Contribution).

               3.5.2. Eurotech shall have furnished the Incubator and the Company with a letter of authorization, duly authorizing Mr. Alex Trossman to execute the Agreement on behalf of Eurotech.

      3.6. The parties shall cooperate with the view to execute all of the requisite documentation in a timely manner.

4.    REPRESENTATIONS AND WARRANTIES

      4.1. The Company represents to Eurotech that except for the Founders Agreement dated February 18, 1997 (the "Founders Agreement"), it is not a party to or bound by any other material contract and/or obligation of any kind.

      4.2. Eurotech represents and covenants to the Company and the Incubator as follows:

               4.2.1. it is fully aware of the terms of the Founders Agreement and hereby agrees to such terms and undertakes to fulfill the obligations set out therein, so long as they relate to the Investor, as defined in the Founders Agreement. For the avoidance of any and all doubt, it is hereby expressly agreed that the


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

                        provisions of the Founders Agreement shall prevail and govern the relationship of each and all of the parties to this Agreement vis-a-vis the parties to the Founders Agreement.

               4.2.2. it has all requisite power, authority and approval and has the financial resources to enter into, execute and deliver this Agreement and to fully perform Eurotech's obligations hereunder.

      4.3. Eurotech represents to the Company and the Incubator that it has received answers to all questions that it has asked, received all materials that it has requested, that all information concerning the affairs of the Company which it requested was made available for its review and that it is not relying on any oral representation in connection with the investment in the Company.

5.    BOARD OF DIRECTORS

      Upon execution of this Agreement and payment of the First Installment to the Company, Eurotech shall be entitled to appoint one director to the Board of Directors of the Company, as per the provisions of the Founders Agreement and the Company's Articles of Association.

6.    CONFIDENTIALITY

      Subject to any obligation to comply with (i) the requirements of the OCS;
      (ii) any law; (iii) any rule or regulation of any authority or securities exchange; or (iv) any subpoena or other legal process to make information available to persons entitled thereto, whether or not the transactions contemplated herein shall be concluded, all information obtained by any party about any other and all of the terms and conditions of this Agreement, shall be kept in confidence by each party, and each party shall cause its shareholders, directors, officers, employees and agents to hold such information confidential. If this Agreement is terminated for any reason, each party shall return or cause to be returned to the other all written data, information, files, records and copies of documents, obtained by such party in connection with the transactions contemplated herein.

7.    GOVERNING LAW

      This Agreement shall be governed and construed in accordance with the laws of Israel.


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

8.    TERMINATION AND RESTITUTION

      Payment of the Contribution as per the provisions of Paragraph 2 of this Agreement shall be deemed a material condition hereof. Any breach thereof, including without limitation any delay in payment, shall be deemed a material breach of this Agreement which shall entitle the Company to immediately terminate this Agreement and require Eurotech to return to the Company, without further demand, any shares already transferred to it until the date of such termination.

      Notwithstanding the foregoing, the Company shall not be required, under any circumstances whatsoever, to return any payments made by Eurotech to the Company until the date of such termination.

      The provisions of this Paragraph shall not derogate from any remedies and/or damages available to the Company and the incubator by law or otherwise.

9.    MISCELLANEOUS

      9.1. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

      9.2. The subject headings of the paragraphs of this Agreement are included for the purpose of convenience only, and shall not affect the construction or interpretation of any of its terms.

      9.3. Eurotech shall reimburse the Company for all reasonable fees and expenses, including legal and accounting fees and expenses, incurred in connection with the preparation, execution and delivery of this Agreement, and any other documents relating to the transactions contemplated by this Agreement.

      9.4. Any notice required or contemplated hereunder shall be in writing and shall be deemed to have been duly given on the day of service if served personally or 5 (five) days after the date of mailing, if mailed by registered mail, postage prepaid and addressed as follows:

               To the Company and Incubator:
               c/o SEPARATOR, LTD.
               Building 3
               Kiryat Weizmann Science Park
               Ness Ziona 70400
               Israel
               Attention: ______________________



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

               To Eurotech:

               EUROTECH LTD.
               1200 Prospect Street
               Suite 425
               La Jolla, CA 92037
               USA
               Attention:  President


IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the date first above set forth.


EUROTECH LTD.                                   SEPARATOR LTD.

By: Mr. Alex Trossman                           By:  Dr. Efim Broide


/s/ A. Trossman                                 /s/ E. Broide
-------------------------                       ------------------------------
Title: __________________                       Title: _______________________
                                                       SEPARATOR LTD.


INCUBATOR FOR TECHNOLOGICAL ENTREPRENEURSHIP -
KIRYAT WEIZMANN LTD.


By: _____________________________
Title: __________________________



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